Exhibit 4.9

THIRD AMENDMENT AGREEMENT TO THE

SIMPLE CREDIT OPENING AGREEMENT
UP TO AN AMOUNT EQUIVALENT IN PESOS, MEXICAN
CURRENCY, TO THE SUM OF US$21'000,000.00,
DATED MAY 16, 2006

executed by and between

Grupo Radio Centro, S.A.B. de C.V.,
as Borrower;

Radio Centro Publicidad, S.A. de C.V.,
GRC Publicidad, S.A. de C.V.,
GRC Medios, S.A. de C.V.,
GRC Comunicaciones, S.A. de C.V.,
as Joint Obligors;

Desarrollos Empresariales, S.A. de C.V.,
Radiodifusión Red, S.A. de C.V.,
Inmobiliaria Radio Centro, S.A. de C.V., and
Universal de Bienes Muebles e Inmuebles, S.A. de C.V.,
as Guarantors

and

Banco Inbursa, S.A., Institución de Banca Múltiple,
Grupo Financiero Inbursa,
as Lender

May 14, 2009.

THIRD AMENDMENT AGREEMENT to the Simple Credit Opening Agreement dated May 16, 2006 (the “Amendment Agreement”), executed by and between Grupo Radio Centro, S.A.B. de C.V., as Borrower, Radio Centro Publicidad, S.A. de C.V., GRC Publicidad, S.A. de C.V., GRC Medios, S.A. de C.V. and GRC Comunicaciones, S.A. de C.V., as Joint Obligors, Desarrollos Empresariales, S.A. de C.V., Radiodifusión Red, S.A. de C.V., Inmobiliaria Radio Centro, S.A. de C.V. and Universal de Bienes Muebles e Inmuebles, S.A. de C.V., as Guarantors, and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as Lender, pursuant to the following antecedents, representations and articles:

ANTECEDENTS

I.
On May 16, 2006, Grupo Radio Centro, S.A.B. de C.V. (the “Borrower”), GE Capital CEF México, S. de R.L. de C.V. and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa (the “Lenders”), executed a Simple Credit Opening Agreement (the “Loan Agreement”) under which, among other things, the Lenders agreed to make available to the Borrower an amount equivalent in Pesos, Mexican currency, to the sum of US$21'000,000.00 Dollars.

II.
On May 16, 2008, Grupo Radio Centro, S.A.B. de C.V., GE Capital CEF México, S. de R.L. de C.V. and the Lender executed an Amendment Agreement to the Loan Agreement (the “First Amendment Agreement”), under which they extended the date of disbursement thereof to June 16, 2008.

III.
On June 04, 2008, Grupo Radio Centro, S.A.B. de C.V., GE Capital CEF México, S. de R.L. de C.V. and the Lender executed a Second Amendment Agreement to the Loan Agreement, under which several conditions of the Loan Agreement and of the First Amendment Agreement were amended (the “Second Amendment Agreement”).

IV.
On December 11, 2008, Grupo Radio Centro, S.A.B. de C.V., GE Capital CEF México, S. de R.L. de C.V., in its capacity as Borrower, GE Capital CEF México, S. de R.L. de C.V., in its capacity as “Assignor”, and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, in its capacity as “Assignee”, executed a Rights Assignment Agreement (the “Assignment Agreement”), under which GE Capital CEF México, S. de R.L. de C.V., assigned to Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, the rights and obligations under the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement.

Capitalized terms not defined under this Amendment Agreement shall have the meanings ascribed to them under the Loan Agreement, the First Amendment Agreement, the Second Amendment Agreement and the Assignment Agreement.

REPRESENTATIONS

I.	The parties to this Amendment Agreement, through their legal representatives, hereby state that:

(a) They acknowledge and accept each other the capacity in which they execute this Amendment Agreement and the scope of the authorities and powers of their representatives.

(b) The Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement are in full force and effect on the date of this Amendment Agreement.

(c) It is in their best interest to execute this Amendment Agreement in order to amend certain terms and conditions of the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement.

(d) Payment or any other obligations of the Borrower under the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement are currently guaranteed by: (1) a first priority mortgage created by Inmobiliaria Radio Centro, S.A. de C.V. in favor of the Lender on the office building located at Avenida de Los Constituyentes number 1154, Colonia Lomas Altas, Delegación Miguel Hidalgo, Mexico City, Federal District, as evidenced in public instrument number 94,755, dated December 11, 2008, issued by Mr. Francisco José Visoso del Valle, acting as an associate in the notarial book of Mr. José Visoso del Valle; and (2) first priority mortgage created by the Borrower and Universal de Muebles e Inmuebles, S.A. de C.V. in favor of the Lender on the following real properties: (i) the house located at Artículo Ciento Veintitrés number 90, Colonia Centro, Delegación Cuauhtémoc, Mexico City, Federal District; (ii) the real property located at Plutarco Elías Calles number 21, Colonia Granjas México, Delegación Iztacalco, Mexico City, Federal District; (iii) the real property located at Constitución de la República number 188, Colonia Ampliación Providencia, Delegación Gustavo A. Madero, Mexico City, Federal District; (iv) the real property located at Atenas number 9, Colonia Juárez, Delegación Cuauhtémoc, Federal District; and (v) the real property located at Avenida Presidente Juárez, Kilometer 15.5, Tlalnepantla, State of México (the “Mortgaged Real Properties”), as evidenced in public instrument number 93,023, dated June 04, 2008, issued by Mr. Francisco José Visoso del Valle, acting as an associate in the notarial book of Mr. José Visoso del Valle (the mortgage guarantees so created shall be hereinafter referred to as the “Real Properties”);

Pursuant to the foregoing Antecedents and Representations, the parties hereby bind themselves pursuant to the following:

ARTICLES

ONE. Amendments.

1.1
The parties hereby agree to amend Article One of the Loan Agreement, so that the total amount of US$21'000,000.00 (TWENTY ONE MILLION 00/100 DOLLARS, LAWFUL CURRENCY OF THE UNITED STATES OF AMERICA) is divided into:

A)
The amount of US$14'000,000.00 (FOURTEEN MILLION 00/100 DOLLARS, LAWFUL CURRENCY OF THE UNITED STATES OF AMERICA) or the equivalent thereof in Pesos, Mexican currency, hereinafter referred to as Tranche "A".

B)
The amount of US$7'000,000.00 (SEVEN MILLION 00/100 DOLLARS, LAWFUL CURRENCY OF THE UNITED STATES OF AMERICA) or the equivalent thereof in Pesos, Mexican currency, hereinafter referred to as Tranche “B”.

Tranche “A” referred to in this Agreement is not a revolving credit, that is, when each disbursement is paid, the sum of the Loan Agreement shall not be reestablished in whole or in part and Tranche “B” referred to in this Agreement is a revolving credit, that is, when any disbursement is paid, the sum of the Loan Agreement shall be reestablished in whole or in part.

Whenever the term Loan Agreement is used in this instrument, it shall be deemed to comprise jointly Tranche “A” and Tranche “B”.

1.2
The parties hereby agree to amend Article Two of the Loan Agreement, so that Tranche “B” is be able to disburse again any amounts that shall have been paid and the authorization of the Borrower is not required to disburse them, as long as it is in compliance with its obligations under the Loan Agreement, the First Amendment Agreement, the Second Amendment Agreement and this Amendment Agreement.

1.3	The parties hereby agree to amend Article Three of the Loan Agreement, so that, regarding Tranche “B”, the funds shall be earmarked to cover cash or working capital needs.

1.4
The parties hereby agree to amend Article Six of the Loan Agreement, provided that the applicable rate shall be: i) for Tranche “A”, the difference that must be added to the TIIE Rate to calculate the Interest Rate under the Loan Agreement shall be increased to 5.5 (five point five) percentage points. Due to the foregoing, the definition of Interest Rate for Tranche “A” must be understood as the TIIE Rate plus 5.5 (five point five) percentage points; ii) for Tranche “B”, the rate and method of payment of interest individually agreed in each Promissory Note upon the terms of the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement; or iii) for both Tranches, the fixed rate agreed in each Promissory Note. The provisions of this paragraph shall be applicable both to the Interest Rate and to the Substitute Interest Rate.

The interest rate on the disbursements made under the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement may be revised and adjusted pursuant to the individual provisions of each Promissory Note, except in such cases when a fixed rate is established.

The mere subscription of the Promissory Notes evidencing the provisions of the Loan Agreement by the Borrower shall imply the acceptance and agreement to the rate and method of payment of interest set forth therein.

In the event that the instruments stated in the Promissory Notes as reference to establish the ordinary interest rate disappear in whole without being substituted, the parties hereby agree to substitute the corresponding Promissory Notes within 5 (five) Business Days of such event or, otherwise, the acceleration of this instrument and of the corresponding Promissory Notes shall occur, except in the case of a fixed rate.

The Borrower hereby accepts any amendments that may result based on the foregoing without prior notice and without an Amendment Agreement being executed in each case.

The computation of both ordinary and default interest provided in the following Article shall be accrued on a 360 (three hundred and sixty) day-year basis and the actual number of days elapsed.

1.5
The parties hereby agree to amend Article Eight as follows: i) item 8.6 of the Loan Agreement, so that the Borrower does not make any mandatory prepayment for the transfer referred to in item 1.7 of this Amendment Agreement, provided that it must accrue no commission for prepayment; and ii) item 8.7 of the Loan Agreement, so that the Real Estate Guarantee Coverage Ratio (as defined under the Loan Agreement) of the Borrower is not less than 1.5 (one point five) to 1 (one) without computing the Real Properties which release is requested by the Borrower in the calculation of such Ratio. The parties hereby agree that such releases may only and exclusively be made on a yearly basis, on the anniversary of the date of disbursement or the Loan Agreement, on which date the Real Estate Guarantee Coverage Ratio (as defined in the Loan Agreement) shall be calculated based on the last appraisal made upon the terms of this Agreement.

1.6
The parties hereby agree to amend Article Nine, item 9.2, subparagraph n) of the Loan Agreement, so that the appraisal value of the Real Properties is not less than the Inbursa Commitment amount (as such term is defined under the Loan Agreement) multiplied by 1.5 (one point five).

1.7
The parties hereby agree to amend Article Fifteen, item 15.4 of the Loan Agreement, so that the Borrower may transfer up to 75% (seventy-five percent) of its corporate interest in the capital stock, solely and exclusively with respect to its subsidiary, Grupo Radio Centro LA, LLC, in the United States of America.

TWO. Joint Obligation. The Joint Obligors hereby ratify that they jointly bind themselves and become Joint Obligors of the Borrower under the Loan Agreement, the First Amendment Agreement, the Second Amendment Agreement and the other Loan Documents and participate in the execution of this Amendment Agreement to become, and they indeed become, Joint Obligors of the Borrower vis-à-vis the Lender, upon the terms of Articles one thousand nine hundred and eighty-seven, one thousand nine hundred and eighty-eight and one thousand nine hundred and eighty-nine and other applicable Articles of the Federal Civil Code and their correlative Articles of the other Civil Codes for the Mexican Republic; therefore, they shall be absolutely and unconditionally liable for the full and timely payment of each and all the obligations of the Borrower under the Loan Agreement and other documentation related thereto. For such purposes, the obligations derived from the Loan Agreement are deemed to be indivisible; therefore, the Joint Obligors are liable for all the extended credit. Likewise, the Joint Obligors agree to subscribe the Promissory Notes as guarantors (aval).

The Joint Obligors hereby accept and agree that any right or action they may have against the Borrower, whether by virtue of the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement or otherwise, shall be subordinated to all the rights and actions of the Lender against the Borrower or pursuant to the provisions hereof. Likewise, the Joint Obligors hereby expressly agree with the Lender not to exercise the collection rights or any other actions that may correspond to them against the Borrower until the Lender shall have received the full payment of the obligations of the Borrower under the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement.

By virtue of the foregoing, whenever reference is made to the “Joint Obligors” in the Loan Agreement, the First Amendment Agreement, the Second Amendment Agreement and the other Loan Documents, the parties hereby agree that such term shall include Radio Centro Publicidad, S.A. de C.V., GRC Publicidad, S.A. de C.V., GRC Medios, S.A. de C.V., and GRC Comunicaciones, S.A. de C.V., which hereby undertake all the rights and obligations of the Joint Obligors under the Loan Agreement, the First Amendment Agreement, the Second Amendment Agreement and the Loan Documents.

Likewise, the Joint Obligors hereby authorize the Lender, upon the terms of Article Twenty-Seven of the Agreement, to take the actions provided by such Article.

THREE. Term. No Novation. The parties hereby agree that the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement have been specifically amended by this Amendment Agreement, and continue in full force and effect. All the provisions of the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement not expressly amended by the execution of this Amendment Agreement shall continue in full force.

The parties to this Amendment Agreement hereby acknowledge and agree that the amendment contained herein does not constitute a novation of the obligations contemplated by the Loan Agreement, the First Amendment Agreement and the Second Amendment Agreement.

FOUR. Applicable Law and Jurisdiction. The parties hereby agree that for the construction and performance of this Amendment Agreement, Mexican law shall be applicable and the parties irrevocably submit themselves to the jurisdiction of the competent courts for Mexico City, Federal District, to hear any controversy that may arise by virtue of the construction or performance of this Amendment Agreement, for which purpose the parties hereby waive any jurisdiction that may correspond to them by reason of their present or future domiciles.

[Signature pages of this Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto execute this Amendment Agreement in Mexico City, Federal District, on May 14, 2009, in 3 (three) original counterparts. Two original counterparts shall remain with the Borrower (and the Joint Obligors and the Guarantors), and one original counterpart shall remain with the Lender.

THE BORROWER

Grupo Radio Centro, S.A.B. de C.V.

/s/ Ana María Aguirre Gómez	/s/ María Esther Aguirre Gómez
By: Ana María Aguirre Gómez	By: María Esther Aguirre Gómez
Title: Attorney-in-fact	Title: Attorney-in-fact

/s/ Carlos de Jesús Aguirre Gómez	/s/ José Manuel Aguirre Gómez
By: Carlos de Jesús Aguirre Gómez (also	By: José Manuel Aguirre Gómez
known as Carlos Aguirre Gómez)	Title: Attorney-in-fact
Title: Attorney-in-fact

THE JOINT OBLIGORS

Radio Centro Publicidad, S.A. de C.V.,
GRC Publicidad, S.A. de C.V.,
GRC Medios, S.A. de C.V., and
GRC Comunicaciones, S.A. de C.V.

/s/ Ana María Aguirre Gómez	/s/ María Esther Aguirre Gómez
By: Ana María Aguirre Gómez	By: María Esther Aguirre Gómez
Title: Attorney-in-fact	Title: Attorney-in-fact

/s/ Carlos de Jesús Aguirre Gómez	/s/ José Manuel Aguirre Gómez
By: Carlos de Jesús Aguirre Gómez (also	By: José Manuel Aguirre Gómez
known as Carlos Aguirre Gómez)	Title; Attorney-in-fact
Title: Attorney-in-fact

THE GUARANTORS

Desarrollos Empresariales, S.A. de C.V.,
Radiodifusión Red, S.A. de C.V.,
Inmobiliaria Radio Centro, S.A. de C.V., and
Universal de Bienes Muebles e Inmuebles, S.A. de C.V.

/s/ Ana María Aguirre Gómez	/s/ María Esther Aguirre Gómez
By: Ana María Aguirre Gómez	By: María Esther Aguirre Gómez
Title: Attorney-in-fact	Title: Attorney-in-fact

/s/ Carlos de Jesús Aguirre Gómez	/s/ José Manuel Aguirre Gómez
By: Carlos de Jesús Aguirre Gómez (also	By: José Manuel Aguirre Gómez
known as Carlos Aguirre Gómez)	Title: Attorney-in-fact
Title: Attorney-in-fact

THE LENDER

Banco Inbursa, S.A. de C.V., Institución de Banca Múltiple,
Grupo Financiero Inbursa

/s/ Luis Frías Humphrey
By: Luis Frías Humphrey
Title: Legal Representative

These signature pages are part of the THIRD AMENDMENT AGREEMENT to the Simple Credit Opening Agreement dated May 16, 2006 (the “Amendment Agreement”), executed by and between Grupo Radio Centro, S.A.B. de C.V., as borrower, Radio Centro Publicidad, S.A. de C.V., GRC Publicidad, S.A. de C.V., GRC Medios, S.A. de C.V. and GRC Comunicaciones, S.A. de C.V., as joint obligors; Desarrollos Empresariales, S.A. de C.V., Radiodifusión Red, S.A. de C.V., Inmobiliaria Radio Centro, S.A. de C.V., and Universal de Bienes Muebles e Inmuebles, S.A. de C.V., as guarantors, and Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, dated May 14, 2009.